UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2009

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TEMECULA VALLEY BANCORP INC.
(Exact name of Registrant as specified in its charter)

California	001-33897	46-0476193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

27710 Jefferson Avenue Suite A100 Temecula, California	92590
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (951) 694-9940

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 – Termination of a Material Definitive Agreement.

Set forth at Exhibit 10.1 is a description of the termination of a material agreement (supplemental compensation) between the Chief Credit Officer and Temecula Valley Bank (“Bank”) effective May 26, 2009.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 26, 2009, Philip Guldeman, 64, was appointed Chief Financial Officer of the Bank and Temecula Valley Bancorp Inc. Since 1992, Mr. Guldeman has provided financial officer talent to organizations on a temporary basis, including turnaround situations, through his company, CFO Services. During this period of time, Mr. Guldeman was EVP & CFO at Community West Bancshares, Goleta, CA from 2001 to 2002, acting CFO at Southern California Savings & Loan Association, Beverly Hills, CA in 1995 and EVP & CFO at Community Bank from 1993 to 1995. Before starting his own company in 1992, Mr. Guldeman held several positions with KPMG, most recently as Western Regional Partner, Financial Institutions.

The Board of the Bank, upon the recommendation of the Executive Officer Compensation Committee, approved the following principal terms of employment for Mr. Guldeman effective May 26, 2009: (a) $194,400 annual base salary, subject to annual merit increases; (b) an annual bonus of up to 60% of annual base salary contingent upon meeting five performance standards (each worth 20% of the bonus amount) to be established from time to time, and subject to the Bank's satisfactory condition, as determined by the regulators; the satisfactory condition element can be waived by the Executive Officer Compensation Committee and the Board of Directors, if circumstances warrant such a waiver; (c) $1,000 per month car allowance; (d) participation in medical and other benefit plans offered to similarly titled employees; (e) upon termination by the Bank without cause, Mr. Guldeman would receive one year's base salary (“Severance Amount”), an amount equal to the most recent bonus paid to Mr. Guldeman and 12 months of medical and dental benefits, similar to those enjoyed by Mr. Guldeman immediately prior to termination; (f) vesting of outstanding stock options upon a change of control; (g) upon a termination without cause by either party, Mr. Guldeman will relinquish the Severance Amount if he competes with the Bank (as defined) during the one-year period after such termination; and (h) all payments upon termination are subject to the restrictions set forth in Section 409A of the Internal Revenue Code. Mr. Guldeman is also entitled to receive a $2,000 per month living allowance for 11.5 months. In order to provide the same commitment and support as the other executive officers of the Bank (as reflected on Exhibit 10.1 hereto): (i) the $194,000 annual base salary reflects a 10% reduction in the amount offered by the Bank to Mr. Guldeman; and (ii) Mr. Guldeman requested that the Bank forgo, at this time, a 10,000 share stock option.

Set forth at Exhibit 10.1 is a description of certain reductions in management compensation of certain officers (CEO and President) and the agreement to modify certain compensation arrangements (termination of supplemental compensation agreements) with certain officers (CEO and President).

Item 7.01 – Regulation FD Disclosure.

As soon as practicable after the Company’s annual shareholders meeting on May 26, 2009, the Company will post on its website at www.temvalbank.com the slide presentations used at the 2009 annual meeting along with a transcription of the questions and answers at the meeting.

Item 9.01 – Financial Statements and Exhibits.

          (d)           Exhibits

10.1      Changes in Management Compensation Description and Termination of Certain Compensation Arrangements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMECULA VALLEY BANCORP INC.

Date: May 26, 2009	By:	/s/ FRANK BASIRICO, JR.
Frank Basirico, Jr.
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Changes in Management Compensation Description and Termination of Certain Compensation Arrangements